[ROSENMAN & COLIN LETTERHEAD]

                                                   June 14, 1995


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

Ladies and Gentlemen:

         We have acted as counsel to Acclaim Entertainment, Inc., a Delaware corporation (the "Company"), and Acclaim Arcade Holdings, Inc., a Delaware corporation ("Holdings") and wholly owned subsidiary of Acclaim, in connection with the sale and issuance of up to 2,697,003 shares (the "Acclaim Shares") of the Company's common stock, par value $0.02 per share, to shareholders of Lazer-Tron Corporation, a California corporation ("Lazer-Tron"), pursuant to the Agreement and Plan of Merger, dated as of March 22, 1995, as amended as of June 15, 1995, by and between the Company, Holdings, and Lazer-Tron. This opinion is furnished in connection with the filing by the Company of a Registration Statement on Form S-4 (No. 33-58883) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to such proposed sale.

         In connection with the foregoing, we have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that, when the Registration Statement has become effective under the Securities Act, and when the Acclaim Shares to be issued are sold and paid for in the manner described in the Registration Statement, the Acclaim Shares will have been validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus, which is part of the Registration Statement, under the heading "Legal Opinions".

                                            Very truly yours,

                                            ROSENMAN & COLIN


                                            By: Eric M. Lerner
                                                ------------------------
                                                A Partner

EML